Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Albatross Acquisition Corporation

We consent to the use in this Registration Statement on Form S-1/A of our report dated July 31, 2026, relating to the financial statements of Albatross Acquisition Corporation as of June 30, 2026 and for the period from October 20, 2025 (inception) through June 30, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rowland Heights, California

September 4, 2026